                                                                   EXHIBIT 10.12



                               SUBLEASE AGREEMENT

                                 BY AND BETWEEN

                            CHEVY CHASE BANK, F.S.B.,

                                    Sublessor

                                       AND

                              CENTURY NATIONAL BANK

                                    Sublessee



                                 for premises at

                                    Suite 100
                              8251 Greensboro Drive
                                McLean, Virginia

                                TABLE OF CONTENTS

Section                                                                                                                Page
-------                                                                                                                ----
         1.       PARTIES.................................................................................................3

         2.       MASTER LEASE............................................................................................3

         3.       PREMISES................................................................................................3

         4.       WARRANTY BY SUBLESSOR...................................................................................3

         5.       INITIAL LEASE TERM......................................................................................3

         6.       BASE RENT...............................................................................................3

         7.       MAINTENANCE AND REPAIRS.................................................................................4

         8.       ALTERATIONS.............................................................................................4

         9.       SIGNS...................................................................................................5

         10.      SECURITY DEPOSIT........................................................................................5

         11.      USE OF THE PREMISES.....................................................................................5

         12.      ASSIGNMENT AND SUBLETTING...............................................................................5

         13.      ATTORNE.................................................................................................6

         14.      NOTICES.................................................................................................6

         15.      DEFAULT PROVISIONS......................................................................................7

         16.      BANKRUPTCY TERMINATION PROVISION........................................................................8

         17.      SUBLESSEE'S INSURANCE...................................................................................8

         18.      PARKING.................................................................................................9

         19.      HOLDING OVER............................................................................................9

         20.      LANDLORD'S CONSENT......................................................................................9

         21.      OTHER PROVISIONS OF SUBLEASE............................................................................9

         22.      AGENCY DISCLOSURE......................................................................................10

         23.      COMMISSION.............................................................................................10

                                    EXHIBIT A -- Master Lease
                                    EXHIBIT B --  Overlandlord's Consent

                            CHEVY CHASE BANK, F.S.B.

                                    SUBLEASE

1.       PARTIES.

         This Sublease, dated as of November _____, 1996 is made between CHEVY CHASE BANK, F.S.B. ("Sublessor"), and CENTURY NATIONAL BANK, a national banking association, having a principal address of 1875 Eye Street, N.W., Washington, D.C. 20006 ("Sublessee").

2.       MASTER LEASE.

         Sublessor is the lessee under a written lease dated April 7, 1989 wherein Greensboro Associates Limited Partnership ("Lessor") leased to Sublessor approximately One Thousand Eight Hundred One (1,801) square feet of rentable area located on the first floor in the building known as Edmund Jennings Randolph Building at 8251 Greensboro Drive, McLean, Virginia, (Master Premises).

3.       PREMISES.

         Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises; approximately One Thousand Eight Hundred One (1,801) square feet of rentable area located on the first floor at 8251 Greensboro Drive, McLean, Virginia (the "Premises").

4.       WARRANTY BY SUBLESSOR.

         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein.

5.       INITIAL LEASE TERM.

         5.1 The term of this Sublease shall commence the later of December 1, 1996, the date of Overlandlord's Consent or delivery of the Premises ("Commencement Date"), and end on March 31, 1999 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of the Sublease, including without limitation the payment of rent.

         5.2 Lease Year shall mean a period of twelve (12) consecutive months commencing on the Commencement Date and each successive twelve (12) month period thereafter; provided, however, that if the Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Sublease Commencement Date occurs.

6.       BASE RENT.

         6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, ATTN: Leasing Department, or such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Three Thousand Four Hundred Fifty-One and 92/100 Dollars ($3,451.92) per month (which amount is based on an annual Base Rental Rate of Twenty-Three and 00/100 ($23.00) Dollars per square foot of rentable area of the Premises), in advance on the first day of each month of the Term, without deduction, setoff, notice or demand. On the first day of the second and each subsequent Lease Year, the Base Rent then in effect shall be increased Three (3%) Percent annually. Concurrently with Sublessee's execution of this Sublease Agreement, Sublessee shall pay an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year representing the first month's Base Rent due under this Sublease. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated in a per diem basis.


         6.2 All sums payable by Sublessee shall be paid to Sublessor in legal tender of the United States, without offset, deduction or demand, at the address to which written notices to Sublessor are to be given or to such other party or such other address as Sublessor may designate in writing. Sublessor's acceptance of rent after it shall have become due and payable shall not excuse a delay upon subsequent occasions or constitute a waiver of any of Sublessor's rights.


         6.3 Operating Costs. Sublessor is required under the Master Lease to pay to Lessor all of the Premises pro rata share of the expenses in excess of $6.00/Square Feet of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or insurance. Therefore in accordance with the Master Lease, Sublessee shall pay to Sublessor as additional charges its proportionate share of Operating Costs above actual expenses for the year commencing January 1, 1996 and ending December 31, 1996 incurred during the Term. Sublessee covenants and agrees to pay, as additional rent (herein sometimes called "Additional charges"), all sums of money or charges of whatsoever kind, nature or description, if any (except Base Rent), as shall be required to be paid by Sublessee pursuant to the terms of this Sublease, whether or not the same is specifically designated herein as additional rent. Such additional rent shall be payable as and when Operating Costs are payable by Sublessor to Lessor. If the Master Lease provides for the payment by

         Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration of earlier termination of the Term, then the obligations of Sublessor and Sublessee under the Subsection 6.2 shall survive such expiration or termination. Sublessor shall furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

7.       MAINTENANCE AND REPAIRS.

         Sublessee shall keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, shall take good care thereof and make all necessary repairs thereto, shall suffer no waste or injury thereto, and at the expiration or earlier termination of the Lease Term, shall surrender the Premises in the same order and condition in which they were on the Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. All injury, breakage and damage to the Premises and to any other part of the Premises or the Building caused by any act or omission of Sublessee or any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Sublessee (collectively "Invitees"), shall be repaired by and at Sublessee's expense, except that Sublessor and/or Lessor shall have the right at Sublessor's/Lessor's option to make any such repair and to charge Sublessee for all costs and expenses incurred in connection therewith if Sublessee is not diligently pursuing such repair.


8.       ALTERATIONS.

         8.1 Sublessee shall not make or permit anyone to make any Alteration in or to the Premises without Sublessor's and Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any Alteration made by Sublessee shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new material only; (c) by a contractor and in accordance with plans and specifications approved in writing by Sublessor and Lessor; (d) in accordance with all applicable legal requirements and requirements of any company insuring the Building; (e) after obtaining public liability and workmen's compensation insurance policies approved in writing by Sublessor and Lessor; and (f) after delivering to Sublessor written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alteration. If any lien (or a petition to establish a lien) is filed in connection with any such Alteration, then such lien (or petition) shall be discharged by Sublessee at Sublessee's expense within ten (10) days thereafter by the payment thereof or filing of a bond acceptable to Sublessor. Sublessor's consent to the making of an Alteration shall not be deemed to constitute Sublessor's consent to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith.

         8.2 Permits. Sublessee shall, at its own expense, promptly obtain from the appropriate governmental authorities any and all permits, licenses and the like required to permit Sublessee to occupy the Premises for the purposes herein stated. This requirement shall not relieve the Sublessee of its liability for rent from the Commencement Date hereinabove set forth.

         8.3 If any Alteration is made without Sublessor's and Lessor's prior written consent, Sublessor and Lessor shall have the right at Sublessee's expense to remove and correct such Alteration and restore the Premises to their condition immediately prior thereto or to require Sublessee to do the same. All Alterations to the Premises made by either party shall immediately become Sublessor's and Lessor's property and shall remain upon and be surrendered at the expiration or earlier termination of the Lease Term, except that Sublessee shall be required to remove all Alterations made by Sublessee to the Premises which Sublessor and/or Lessor designates in writing for removal at the time of consent. Notwithstanding the foregoing, if Sublessee is not in default under this Sublease, Sublessee shall have the right to remove, prior to the expiration or earlier termination of the Sublease Term, all movable furniture, furnishings and equipment installed in the Premises solely at Sublessee's expense. Movable furniture, furnishings and equipment shall be deemed to exclude any item which normally would be removed from the Premises with the assistance of any tool or machinery other than a dolly. Sublessor and Lessor shall have the right to repair at Sublessee's expense all damage and injury to the Premises or the Building caused by any such removal or to require Sublessee to do the same. If any furniture, furnishing or equipment is not removed by Sublessee prior to the expiration or earlier termination of the Initial Lease Term, then, excluding all Sublessee's trade fixtures, the same shall become Sublessor's and/or Lessor's property and shall be surrendered with the Premises as a part thereof; provided, however, that Sublessor and/or Lessor shall have the right to remove from the Premises at Sublessee's expense such furniture, furnishings or equipment and any Alteration which Sublessor and/or Lessor designated in writing for removal at the time of consent to such alteration.

         8.4 Without limiting any other provision of this Sublease of the Lease, Sublessee shall take good care of the Premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations which are imposed on Sublessor, as tenant under the Lease and are applicable to the Premises, the Building and Sublessee's use thereof.

         8.5 On or before the Termination Date, Subtenant shall remove from the Premises at its sole expense, all of its personal property, Sublessee's trade fixtures and other personal property owned by Sublessee and installed in the Premises. Upon removal of Sublessee's property from the Premises, Sublessee shall, at its sole expense, promptly repair and restore the Premises to the condition existing prior to the placement of such personal property upon the Premises and / or the installation of such improvements and alterations, and repair any damage to the Premises and / or the Building related to such removals, so as to restore the Premises to the condition required under Subsection 8.6. All property permitted or required to be removed by Sublessee upon the Termination Date or sooner termination of this Sublease remaining on the Premises after such Termination

         Date or sooner termination shall be deemed abandoned and may, at the election of Sublessor, either be retained as Sublessor's property or may be removed from the premises by Sublessor, at Sublessee's expense. Any such expenses shall be paid by Sublessee to Sublessor upon demand therefor, and shall be deemed rent collectible by Sublessor in the same manner and with the same remedies as though such sums constituted basic monthly rent or Additional Sublease Rent reserved hereunder.

         8.6 Upon the Termination Date or sooner termination of this Sublease, Sublessee shall quit and surrender the Premises to Sublessor in the condition such Premises were in on the Commencement Date, broom clean, in good order and condition, ordinary wear and tear and damage by fire and other insured casualty excepted. Sublessee agrees to indemnify and save Sublessor harmless from and against any and all loss, cost, expense, or liability resulting from the failure of, or the delay by, Sublessee in so surrendering the Premises on or before the Termination Date, including, without limitation, any claims made by Landlord or any succeeding Sublessee founded on such failure or delay.

9.       SIGNS.

         Any election by Sublessee to install signage shall be in accordance with the Master Lease.

10.      SECURITY DEPOSIT.

         Upon execution of this Sublease, Sublessee shall provide one (1) month's Base Rent as security deposit (the "Security Deposit"). If Sublessee fails to pay rent or other charges when due under the Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within three (3) business days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Upon expiration or earlier termination of this Sublease, Sublessor shall return the Security Deposit to Sublessee within thirty (30) days.

11.      USE OF THE PREMISES.

         The Premises shall be used and occupied only for the conduct of its banking business and related financial services.

12.      ASSIGNMENT AND SUBLETTING.

         12.1 Sublessee shall not assign this Sublease or any of Sublessee's rights or obligations hereunder, sublet or permit anyone to occupy the Premises or any part thereof, or mortgage this Sublease or Sublessee's rights hereunder, without Sublessor's and Lessor's prior written consent. No assignment or transfer of this Sublease may be effected by operation of law or otherwise without Sublessor's and Lessor's prior written consent, which shall not unreasonably be withheld. Sublessor's or Lessor's consent to any assignment, subletting or occupancy thereto or Sublessor's or Lessor's collection or acceptance of rent from any assignee, subtenant or occupant shall not be construed as a waiver or release of Sublessee from any liability hereunder or from the obligation of obtaining Sublessor's and Lessor's prior written consent to any subsequent assignment, subletting or occupancy. Sublessee hereby assigns to Sublessor and Lessor any sums due from any assignee, subtenant or occupant of Sublessee as security for Sublessee's performance of its obligations pursuant to this Sublease, and Sublessee authorizes each such assignee, subtenant or occupant to pay such sums directly to Sublessor or Lessor if such assignee, subtenant or occupant receives written notice from Sublessor specifying that such rent shall be paid directly to Sublessor or Lessor. Sublessor's or Lessor's collection of such rent shall not be construed as an acceptance of such assignee, subtenant or occupant as a tenant. All restrictions and obligations imposed on Sublessee pursuant to this Sublease shall be deemed to extend to any subtenant, assignee or occupant of Sub lessee, and Sublessee shall cause such persons to comply with all such restrictions and obligations. Any sublease, assignment or other transfer shall be effected on forms supplied or approved by Sublessor and Lessor. Sublessee shall pay all expenses incurred by Sublessor and Lessor in connection with Sublessee's request for Sublessor's and Lessor's consent to any assignment, subletting, occupancy or mortgage, including but not limited to any reasonable attorneys' fees incurred in preparing or reviewing documentation related to any such transaction.

         12.2 Permitted Assignments. Sublessee shall have the privilege, without the consent of Sublessor but subject to the requirements of subsection 12.7, to assign its interest in this Sublease to any Person who (i) acquires all, or substantially all, of Sublessee's assets, either by merger, consolidation or otherwise, and (ii) has a net worth, determined in accordance with generally accepted accounting principles consistently applied, immediately after the assignment which is at least as great as the net worth of Sublessee (determined in the same manner) immediately before the assignment.

         12.3 Subletting to Affiliates. Sublessee shall have the privilege, without the consent of Sublessor but subject to the requirements of subsection 12.7, to sublet all or any part of the Premises to Affiliates of Sublessee.

12.4 Change of Corporate Control. If Sublessee is a corporation, any transfer of any of Sublessee's issued and outstanding capital stock or any issuance of additional capital stock, as a result of which the majority of the issued and outstanding capital stock of Sublessee is held by a Person or Persons who do not hold a majority of the issued and outstanding capital stock of Sublessee on the date of this Sublease, in the case of the original Sublessee, or on the date on which Sublessee acquires the leasehold estate under this Sublease, in the case of a direct or indirect assignee of the original Sublessee, shall be deemed an assignment under this Section 12; provided, however, that this sentence shall not apply to a corporation if all of the outstanding voting stock of such corporation is registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended. If Sublessee is a partnership, any transfer of any interest in the partnership or any other change in the composition of the partnership which results in a change in the control of Sublessee from the Person or Persons controlling the partnership on the date of this Sublease, in the case of the original Sublessee, or on the date on which Sublessee acquires the leasehold estate under this Sublease, in the case of a direct or indirect assignee of the original Sublessee, shall be deemed an assignment under this Section 12.

         12.5 Permitted Sublettings. Unless an Event of Default has occurred and is continuing, Sublessor shall not unreasonably withhold or delay Sublessor's consent to sublettings by Sublessee of a part or parts of the Premises, but Sublessor shall not be obligated to consent to a subletting for a use prohibited by Section 11. Each such subletting shall be for undivided occupancy by the subtenant of that part of the floor of the Building affected thereby for the use permitted under this Sublease. Sublessor may, however, withhold such consent if, in Sublessor's reasonable judgment, the proposed subtenant (i) is not engaged in a business consistent with the character and dignity of the Building, (ii) the proposed subtenant does not have sufficient financial resources to perform its obligations under the sublease, or
         (iii) the proposed subtenant will impose any additional material burden upon Sublessor in the operation of the Building (to an extent greater than the burden to which Sublessor would have been put to if Sublessee continued to use, or used, such part of the Premises for its own purposes) unless Sublessee agrees to pay all additional expenses Sublessor incurs as a result of the additional material burden.

         12.6 Subletting Profit. If any portion or portions of the Premises are sublet and if the rent received by Sublessee on account of such subletting exceeds the Basic Rent and Additional Charges, allocated to the space subject to the subleases in the proportion of the area of such space to the Rentable Area, plus actual out-of-pocket expenses incurred by Sublessee in connection with Sublessee's subleasing of such space, including advertising, brokerage commissions and the cost of preparing such space for occupancy by the subtenant (such excess being hereinafter referred to as "Subletting Profit"), then, except as otherwise provided in the next sentence, Sublessee shall pay to Sublessor fifty percent (50%) of Sublessee's Subletting Profit, monthly as received by Sublessee from the subtenant(s).

         12.7 Documentation. No permitted assignment or subletting shall be valid unless, within 10 days after the consummation thereof, Sublessee shall deliver to Sublessor (i) in the case of an assignment, (x) a duplicate original instrument of assignment in form reasonably satisfactory to Sublessor, duly executed by Sublessee, and (y) an instrument in form and substance reasonably satisfactory to Sublessor, duly executed by the assignee, in which such assignee shall agree to observe and perform, and to be personally bound by, all of the terms, covenants and conditions of this Sublease on Sublessee's part to be observed and performed, whether or not accruing before or after the date of such assignment and whether or not relating to matters arising before or after such assignment, or (ii) in the case of a subletting, a duplicate original counterpart of the sublease signed by Sublessee and the subtenant.

         12.8 If Sublessee desires to assign, sublet or otherwise transfer all or part of the Premises or this Sublease, then Sublessee shall give Sublessor written notice ("Sublessee's Request Notice") of the identity of the proposed assignee or subtenant and its business, the terms of the proposed assignment or subletting, the commencement date of the proposed assignment or subletting (the "Proposed Sublease Commencement Date") and the area proposed to be assigned or sublet (the "Proposed Sublet Space"). Sublessee shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Sublessee and such proposed assignee or subtenant stating whether any premium or other consideration is being paid for the proposed assignment or sublease.

         12.9 Sublessor shall have the right in its sole discretion to terminate this Sublease with respect to the Proposed Sublet Space by sending Sublessee written notice within fifteen (15) days after Sublessor's receipt of Sublessee's Request Notice. If the Proposed Sublet Space does not constitute the entire Premises and Sublessor elects to terminate this Sublease with respect to the Proposed Sublet Space, then
         (1) Sublessee shall tender the Proposed Sublet Space to Sublessor on the Proposed Sublease Commencement Date as if the Proposed Sublease Commencement Date had been originally set forth in this Sublease as the expiration date of the Sublease Term with respect to the Proposed Sublet Space, and (2) as to all portions of the Premises other than the Proposed Sublet Space, this Sublease shall remain in full force and effect except that the additional rent payable pursuant to Section 6 and the Base Rent shall be reduced proportionately. Sublessee shall pay all expenses of construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises. If the Proposed Sublet Space constitutes the entire Premises and Sublessor elects to terminate this Sublease, Sublessee shall tender the Premises to Sublessor on the Proposed Sublease Commencement Date, and the Sublease Term shall terminate on the Proposed Sublease Commencement Date.


13.      ATTORNEYS' FEES.

         If Sublessor or Sublessee brings an action to enforce the terms hereof or declare rights hereunder, and prevails in any such action, the losing party shall pay the reasonable attorney's fees incurred by prevailing party.

14.      NOTICES.

         All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent either by hand, by regular overnight carrier, or by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent either by hand, by regular overnight carrier, or by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

                         To Sublessor:      Chevy Chase Bank, F.S.B.,
                                            Leasing Dept.
                                            8401 Connecticut Avenue,
                                            Chevy Chase, Maryland  20815

                         To Sublessee:      Century National Bank
                                            1875 Eye Street, N.W.
                                            Washington, D.C.  20006
                                            Attention:  Joseph S. Bracewell

                         Copy to:           John Patrick Brown, Jr., P.C.
                                            Attorney at Law
                                            1899 L Street, N.W.
                                            Fifth Floor
                                            Washington, D.C.  20036-3804



15.      DEFAULT PROVISIONS.

         15.1 Events of Default. Each of the following events shall be deemed to be, and is referred to in this Sublease as, an "Event of Default": (a) A default by Sublessee in making any payment of Basic Rent or Additional Charges on the day such payment is due and payable which continues for more than five days after Sublessor shall have given Sublessee a written notice specifying such default; (b) The neglect or failure of Sublessee to perform or observe any of the terms, covenants or conditions contained in this Sublease on Sublessee's part to be performed or observed which is not remedied by Sublessee (i) within 15 days after Sublessor shall have given to Sublessee notice specifying such neglect or failure, or (ii) in the case of any such neglect or failure which cannot with due diligence and in good faith be cured within 15 days, within such additional period, if any, as may be reasonably required to cure such default with due diligence and in good faith (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within 15 days, the time within which the Sublessee is required to cure such default shall be extended for such additional period as may necessary for the curing thereof with due diligence and in good faith); (c) The assignment, transfer, mortgaging or encumbering of this Sublease or the subletting of the Premises; (d) The taking of this Sublease or the Subleased Premises, or any part thereof, upon execution or by other process of law directed against Sublessee, or upon or subject to any attachment at the instance of any creditor of or claimant against Sublessee, which execution or attachment shall not be discharged or disposed of within 30 days after the levy thereof; (e) The vacating or abandonment of the Subleased Premises by Sublessee.

         15.2 Sublessor's Rights Upon Event of Default. Upon the occurrence of any Event of Default, Sublessor shall have the right, at its election, then or at any time thereafter, either: (a) To give notice to Sublessee that this Sublease will terminate on a date to be specified in such notice, which date shall not be less than three days after such notice, and on the date specified in such notice Sublessee's right to possession of the Subleased Premises shall cease and this Sublease shall thereupon be terminated, but Sublessee shall remain liable as provided in subsection 15.3; (b) Without demand or notice, to reenter and take possession of the Subleased Premises, or any part thereof, and repossess the same as of Sublessor's former estate and expel Sublessee and those claiming through or under Sublessee and remove the effects of both or either, either by summary proceedings, or by action at law or in equity, or by force (if necessary) or otherwise, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant.

         If Sublessor elects to reenter under paragraph 15.2 (b), Sublessor may terminate this Sublease, or, from time to time, without terminating this Sublease, may relet the Subleased Premises, or any part thereof, as agent for Sublessee for such term or terms and at such rental or rentals and upon such other terms and conditions as Sublessor may deem advisable, with the right to make alterations and repairs to the Subleased Premises. No such reentry or taking of possession of the Subleased Premises by Sublessor shall be construed as an election on Sublessor's part to terminate this Lease unless a written notice of such intention is given to Sublessee under the first paragraph of this subsection 15.2 or unless the termination thereof is decreed by a court of competent jurisdiction.

         15.3 Sublessee's Liability for Damages. If Sublessor terminates this Sublease pursuant to subsection 15.2, Sublessee shall remain liable (in addition to accrued liabilities) to the extent legally permissible for
         (i) the sum of (A) all Basic Rent and Additional Charges provided for in this Sublease until the date this Sublease would have expired had such termination not occurred, and (B) any and all reasonable expenses incurred by Sublessor in reentering the Subleased Premises, repossessing the same, making good any default of Sublessee, painting, altering or dividing the Subleased Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys' fees and disbursements and reasonable brokerage fees incurred in so doing), and any and all expenses which Sublessor may incur during the occupancy of any new tenant (other than expenses of a type that are Sublessor's responsibility under the terms of this Sublease); less (ii) the net proceeds of any reletting actually received by Sublessor. Sublessee agrees to pay to Sublessor the difference between items (i) and (ii) above with respect to each month during the Term, at the end of such month. Any suit brought by Sublessor to enforce collection of such difference for any one month shall not prejudice Sublessor's right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, Sublessee shall pay to Sublessor such sums as the court which has jurisdiction thereover may adjudge reasonable as attorneys' fees with respect to any successful legal proceeding or action instituted by Sublessor to enforce the provisions of this Sublease, and Sublessor shall pay to Sublessee such sums as the court which has jurisdiction thereover may adjudge reasonable as attorneys' fees with respect to any successful legal proceeding or action instituted by Sublessee to enforce the provisions of this Sublease. Sublessor shall have the right, at its sole option, to relet the whole or any part of the Subleased Premises for the whole of the unexpired Term, or longer or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs and alterations for any new tenant as Sublessor, in its reasonable discretion, may deem advisable. Sublessee's liability under this subsection shall survive the institution of summary proceedings and the issuance of any warrant thereunder.

         15.4 Liquidated Damages. If Sublessor terminated this Sublease pursuant to subsection 15.2, Sublessor shall have the right, at any time, at its option, to require Sublessee to pay to Sublessor, on demand, as liquidated and agreed final damages in lieu of Sublessee's liability under subsection 15.3, an amount equal to the difference, discounted to the date of such demand at any annual rate of interest equal to the then-current yield on actively traded U.S. Treasury bonds with 10-year maturities, as published in the Federal Reserve Statistical Release for the week before the date of such termination, between (i) the Basic Rent and Additional Charges, computed on the basis of the then-current annual rate of Basic Rent and Additional Charges and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Sublease would have expired, if it had not been terminated, and (ii) the then fair rental value of the Subleased Premises for the same period. Upon payment of such liquidated and agreed final damages, Sublessee shall be released from all further liability under this Sublease with respect to the period after the date of such demand. If, after the Event of Default giving rise to the termination of this Sublease, but before presentation of proof of such liquidated damages, the Subleased Premises, or any part thereof, shall be relet by Sublessor for a term of one year or more, the amount of rent reserved upon such reletting shall be deemed to be the fair rental value for the part of the Subleased Premises so relet during the term of such reletting.

         15.5 Acceleration. If (i) Sublessee fails to pay Basic Rent or Additional Charges within five days after the date on which such Basic Rent or Additional Charges are due, and (ii) such failure to pay occurs either for three consecutive months or three times within any period of six consecutive months, Sublessor may, in addition to its other remedies under this Sublease, by notice to Sublessee, declare the Basic Rent payable under this Lease for the next six months (or, at Sublessor's option, for a lesser period) to be due and payable within 10 days after the date of such notice.

16.      BANKRUPTCY TERMINATION PROVISION.

         This Sublease shall automatically terminate and expire, without the performance of any act or the giving of any notice by Sublessor, upon the occurrence of any of the following events: (1) Sublessee's admitting in writing its inability to pay its debts generally as they become due, or (2) the commencement by Sublessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (3) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Sublessee in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days, or (4) Sublessee's making an assignment of all or a substantial part of its property for the benefit of its creditors, or (5) Sublessee's seeking or consenting to or its acquiescing in the appointment of, or the taking of possession by, a receiver, trustee or custodian for all or a custodian by, a receiver, trustee or custodian for all or a substantial part of its property, or
         (6) the entry of a court order without Sublessee's consent, which order shall not be vacated, set aside or stayed within 30 days from the date of entry, appointing a receiver, trustee or custodian for all or substantial part of its property. The provisions of this Section shall be construed with due recognition for the provisions of the federal bankruptcy laws, where applicable, but shall be interpreted in a manner which results in a termination of this Sublease in each and every instance, and to the fullest extent, that such termination is permitted under the federal bankruptcy laws, it being of prime importance to the Sublessor to deal only with Sublessee's who have, and continue to have, a strong degree of financial strength and financial stability.

17.      SUBLESSEE'S INSURANCE.

         17.1 Insurance Requirements. Sublessee, at Sublessee's sole cost and expense, shall obtain and maintain in effect at all times during the Term or earlier occupancy thereof, a policy of Commercial General Liability Insurance naming Sublessor (and Lessor at the Sublessor's request) as the Additional Insureds, protecting Sublessor, Sublessee and such Additional Insureds against liability for bodily injury, death and property damage occurring upon or in the Subleased Premises, with such policy to afford protection to the limit of not less than $1,000,000 with respect to bodily injury of death or damage to property arising from any one occurrence and $2,000,000 from the aggregate of all occurrences within each policy year. If such policy also covers location other than the Subleased Premises, the policy shall include a provision to the effect that the aggregate limit of $2,000,000 shall apply separately at the Subleased Premises and that the insurer will provide notice to Sublessor if the aggregate is reduced either by payment of claims or the establishment of reserves for claims if the payments or reserves exceed $250,000. If the aggregate limit of $2,000,000 is reduced by the payment of a claim or the establishment of a reserve, Sublessee agrees to take immediate steps to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy which complies with this subsection.

         17.2 Property Damage Insurance. Sublessee shall, throughout the Term, at its expense, keep Sublessee's alterations and Sublessee's personal property insured against loss or damage by fire with extended coverage in an amount sufficient to prevent Sublessee from becoming a co-insurer.

         17.3 Policy Requirements. The insurance policies required to be obtained by Sublessee under this Section: (i) shall be issued by an insurance company of recognized responsibility qualified to do business in the jurisdiction in which the Building is located which is rated VI-A or better by Best's Key Rating Guide or which has an equivalent financial rating from a comparable insurance rating organization, and
         (ii) in the case of liability insurance, shall be written as primary policy coverage. Neither the issuance of any insurance policy required under this Sublease nor the minimum limits specified herein with respect to Sublessee's insurance coverage shall be deemed to limit or restrict in any way Sublessee's liability arising under or out of this Sublease.

         17.4 Evidence of Insurance. With respect to each insurance policy required to be obtained by Sublessee under this Section, on or before the Commencement Date, and at least 30 days before the expiration of the expiring certificate previously furnished, Sublessee shall deliver to Sublessor a certificate of insurance therefore, together with evidence of payment of all applicable premiums for a period of one year. Each insurance policy required to be carried hereunder by or on behalf of Sublessee shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that such insurance policy shall not be cancelled or amended (other than to increase the amount of coverage) unless Sublessor shall have received 20 days prior written notice of such cancellation or amendment.

         17.5 Sublessor's/Lessor's Indemnification. Except for the willful or negligent acts or omission (where applicable law imposes a duty to act) of Sublessor or Lessor or their agents, employees or contractors, Sublessee hereby agrees to indemnify and hold harmless Sublessor or Lessor against any and all claims, losses, actions, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) that (i) arise from or are in connection with Sublessee's possession, use, occupancy, management, repair, maintenance or control of the Subleased Premises, or any portion thereof, the making or removal of alterations and the performance of all related construction work, or in any other manner that relate to the business conducted by Sublessee in the Subleased Premises, or (ii) arise from or are in connection with any willful or negligent act or omission of Sublessee or Sublessee's agents, employees or contractors, or (iii) result from any default, breach, violation or nonperformance of this Sublease or any provision therein by Sublessee, or (iv) arise from injury or death to individuals or damage to property sustained on or about the Subleased Premises. Sublessee shall, at its own cost and expenses, defend any and all actions, suits and proceedings which may be brought against Sublessor or Lessor with respect to the foregoing or in which Sublessee or Lessor may be impleaded. Sublessee shall pay, satisfy and discharge any and all money judgments which may be recovered against Sublessor or Lessor in connection with the foregoing.

18.      PARKING.

         In accordance with Paragraph 17 of the Master Lease, throughout the Term, Sublessor agrees to lease to Sublessee, and Sublessee agrees to lease from Sublessor, the six (6) Structured Parking Spaces for use by Sublessee and its employees and the eight (8) Surface Parking Spaces for use by Sublessee's customers. Sublessee shall pay the Monthly Structured Parking Space Fee of $43.04/month and the Monthly Surface Parking Space Fee of $49.19/month to Sublessor, in advance, on the Lease Commencement Date and on the first day of each month thereafter during the Term in the same manner as the Basic Rent. In further accordance with Paragraph 17 of the Master Lease, throughout the Term, the Monthly Surface Parking Space Fee shall be payable only for four of the Surface Parking Spaces and Landlord shall provide the other four Surface Parking Spaces at no additional charge to Sublessor or Sublessee. The Monthly Structured Parking Space Fee and the Monthly Surface Parking Space Fee for the period between the Lease Commencement Date and the last day of the month in which the Lease Commencement Date occurs shall be pro-rated on a daily basis if the Lease Commencement Date occurs on a day other than the first day of a month. Sublessee agrees to use the Structured Parking Spaces and the Surface Parking Spaces for the parking of passenger automobiles and for no other purposes.

19.      HOLDING OVER.

         If Sublessee shall hold over possession of the Subleased Premises after the end of the Term, Sublessee shall be deemed to be occupying the Subleased Premises as a Sublessee from month to month, at 250% of the Basic Rent, plus any additional charges incurred by Sublessee, including but not limited to attorneys fees and the charges in Paragraph 27 of the Master Lease adjusted to a monthly basis, and subject to all the other conditions, provisions and obligations of this Sublease, including the obligation to pay Additional Charges, insofar as the same are applicable, or as the same shall be adjusted, to a month-to-month tenancy.

20.      LANDLORD'S CONSENT.

         Sublessor and Sublessee each acknowledge and agree that this Sublease is subject to Sublessor's obtaining the unconditional written consent of Landlord in accordance with the terms of the Lease, and that if such consent shall not be obtained within thirty (30) days of the date hereof, this Sublease shall be deemed disapproved. It is hereby acknowledged by Sublessor and Sublessee that this Sublease shall not make Landlord or its agent a party to this Sublease, shall not create any contractual liability or duty on the part of Landlord or its agent to Sublessee, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublessor, as lessor and lessee respectively, under the Lease. Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall remain primarily liable to Landlord for any breaches of the terms of the Lease.

21.      OTHER PROVISIONS OF SUBLEASE.

         21.1 All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the Landlord thereunder, Sublessee, the Tenant thereunder, and the Premises the Master Premises, except for the following. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Landlord under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to perform its obligation under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

         21.2 This Sublease may not be extended, renewed, terminated (other than in accordance with the terms hereof), or by otherwise modified except by an instrument in writing signed by the Party whom enforcement of any such modification is sought.

         21.3 Lessor shall have the same meaning as Landlord as defined in the Master Lease and Lessee shall have the same meaning as Tenant as defined in the Master Lease and both terms may be used interchangeably in this Sublease.


22.      AGENCY DISCLOSURE.

         Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except CB Commercial who represents Century National Bank.

23.      COMMISSION.

         Upon execution of this Sublease, and consent thereto by lessor (if such consent is required under the terms of the Master Lease, Sublessor shall pay the above referenced Real Estate Brokers a real estate brokerage commission.


IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be signed by their duly authorized officers as of the day and year first above written.


ATTEST:                                 SUBLESSOR:

                                        CHEVY CHASE BANK, F.S.B.


/s/ VIRGINIA MCKAIG                     By: /s/ PAUL JACKMAN
------------------------                    ------------------------------
                                       Name: Paul Jackman
                                      Title: Senior Vice President


ATTEST                                  SUBLESSEE:

                                        CENTURY NATIONAL BANK


/s/ F. KATHRYN ROBERTS                  By: /s/ JOSEPH S. BRACEWELL
------------------------                   --------------------------------
Corporate Secretary                   Name: Joseph S. Bracewell
                                     Title: Chairman of The Board